Filed Pursuant to Rule 424(b)(2)
Registration No. 333-183969

Title of each class of securities offered	Amount to be Registered	Offering Price Per Note	Aggregate Offering Price	Amount of Registration Fee(1)
2.850% Notes due 2025	$400,000,000	99.827%	$399,308,000	$46,399.59
Total	$400,000,000		$399,308,000	$46,399.59

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the registration statement on Form S-3 (File No. 333-183969) filed by Franklin Resources, Inc.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 19, 2012)

$400,000,000

Franklin Resources, Inc.

2.850% Notes due 2025

The 2.850% Notes due 2025 will bear interest at the rate of 2.850% per year and will mature on March 30, 2025. Interest on the notes is payable semi-annually in arrears on March 30 and September 30 of each year, commencing September 30, 2015.

The notes will be unsecured and unsubordinated obligations of our company and will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes in whole or in part at any time at the redemption price set forth under “Description of the Notes—Optional Redemption of Notes.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	99.827%	$399,308,000
Underwriting Discount	0.650%	$2,600,000
Proceeds to Franklin Resources, Inc. (before expenses)	99.177%	$396,708,000
Interest on the notes will accrue from March 30, 2015.

The underwriters expect to deliver the notes to purchasers on or about March 30, 2015, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Citigroup

Co-Managers

HSBC	J.P. Morgan	UBS Investment Bank

March 25, 2015

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective date of the applicable document.

Any investor purchasing the notes in this offering is solely responsible for ensuring that any offer or resale of the notes it purchased in this offering occurs in compliance with applicable laws and regulations.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, describes the specific terms of the notes we are offering and certain other matters relating to Franklin Resources, Inc. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the notes in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the company” refer to Franklin Resources, Inc., a Delaware corporation and its direct and indirect subsidiaries. However, for purposes of the section entitled “Description of the Notes,” whenever we refer to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the company,” we are referring only to Franklin Resources, Inc. and not to any of its direct or indirect subsidiaries. When used herein, unless the context otherwise makes clear, our “funds” means all of the Franklin®, Templeton®, Mutual Series®, Bissett®, Fiduciary TrustTM, Darby®, Balanced Equity Management® and K2® mutual funds.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In any Member State of the European Economic Area (“EEA”) that has implemented the Prospectus Directive, this prospectus supplement and the accompanying prospectus are only addressed to and are only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make any offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor any underwriter has authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or any underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU. Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offering contemplated in this prospectus supplement and the accompanying prospectus will be deemed to have represented, warranted and agreed to and with the Company and each underwriter that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive (a “qualified investor”); and (b) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy materials on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website (www.franklinresources.com). However, the information on our website is not incorporated by reference in, and is not a part of, this prospectus supplement, the accompanying prospectus or our SEC filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, or the Exchange Act, after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014;

•

our Definitive Proxy Statement on Schedule 14A filed on January 22, 2015 but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2014; and

•	our Current Report on Form 8-K filed on March 12, 2015.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus supplement or the accompanying prospectus). Requests for such documents should be directed to our principal executive office, located at:

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, California 94403

Attention: Corporate Secretary

Telephone: (650) 312-2000

FORWARD-LOOKING INFORMATION

This prospectus and the documents that we incorporate by reference contain certain statements that are, or may be considered to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. We generally indicate these statements by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “could,” “should,” “foresee,” “continue” and similar words or phrases. All of these forward-looking statements are subject to risks, uncertainties and assumptions, which we describe under the caption “Risk Factors” or in the documents we incorporate by reference. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. Such statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them. The forward-looking statements included in this prospectus supplement, the accompanying prospectus or the relevant incorporated document are made only as of the date of this prospectus, the accompanying prospectus or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, and the financial statements and related notes thereto, before making an investment decision.

Franklin Resources, Inc.

General

We are a holding company that, together with our various subsidiaries, operates as Franklin Templeton Investments®. We are a global investment management organization committed to the aim of delivering strong investment performance for our clients by drawing on the experience and perspective gained throughout our more than 65 years in the investment management business. We believe in the value of active investment management, and plan to continue to build on our strengths while pursuing new growth opportunities. Our common stock is traded on the New York Stock Exchange under the ticker symbol “BEN,” and is included in the Standard & Poor’s 500 Index. We offer investment choices under our Franklin®, Templeton®, Mutual Series®, Bissett®, Fiduciary Trust™, Darby®, Balanced Equity Management® and K2® brand names.

We provide investment management and related services to investors in jurisdictions worldwide through products that include U.S.- and non-U.S.-registered open-end and closed-end funds, unregistered funds, and institutional, high net-worth and separately-managed accounts (collectively, our “SIPs”). As of February 28, 2015, we had $894.1 billion in assets under management. In addition to investment management, our services include fund administration, sales, distribution, marketing, shareholder servicing, trustee, custody and other fiduciary services. We offer a broad range of SIPs under equity, hybrid, fixed-income and cash management funds and accounts, including alternative investment products, that meet a variety of specific investment needs of individual and institutional investors. We also provide sub-advisory services to certain investment products sponsored by other companies which may be sold to the public under the brand names of those companies or on a co-branded basis.

The business and regulatory environments in which we operate remain complex, uncertain and subject to change. We are subject to various laws, rules and regulations globally that impose restrictions, limitations and registration, reporting and disclosure requirements on our business and add complexity to our global compliance operations. In September 2014, we deregistered as a bank holding company with the Board of Governors of the Federal Reserve System after limiting the operations of Fiduciary Trust Company International and Franklin Templeton Bank & Trust, F.S.B. to trust and fiduciary activities. Fiduciary Trust is now a New York state-chartered limited purpose trust company and FTB&T is a federal savings association.

Our principal executive offices are located at One Franklin Parkway, San Mateo, California 94403. Our telephone number is (650) 312-2000.

The Offering

Issuer	Franklin Resources, Inc.

Securities Offered	$400,000,000 aggregate principal amount of 2.850% Notes due 2025.

Interest Rate	2.850% per year.

Interest Payment Dates	March 30 and September 30 of each year, commencing September 30, 2015.

Maturity	March 30, 2025.

Redemption of Notes	The notes may be redeemed prior to maturity in whole or in part at any time, at our option, at a “make-whole” redemption price. In the case of any such redemption, we will also pay accrued and unpaid interest, if any, to the redemption date. For more detailed information on the calculation of the redemption price, see “Description of the Notes—Optional Redemption of Notes”.

Ranking	The notes will be unsecured and unsubordinated obligations of Franklin Resources, Inc. and will rank equal in right of payment with all of its existing and future unsecured and unsubordinated indebtedness.

We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our debt is “structurally subordinated” to all existing and future debt, trade creditors and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, including holders of the notes, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of December 31, 2014, we had $1,198.3 million of indebtedness outstanding that ranks equally with the notes. See “Capitalization”. We intend to use a portion of the net proceeds of this offering to repay our outstanding 3.125% notes due May 2015. See “Use of Proceeds”. The foregoing does not constitute a notice of redemption for or an obligation to issue a notice of redemption for our outstanding notes.

Covenants	The indenture pursuant to which the notes will be issued, as supplemented, or the indenture, will contain limitations on our ability and the ability of our subsidiaries to pledge voting stock or profit participating equity interests in our subsidiaries to secure other debt without also similarly securing the notes equally and ratably. The indenture also includes requirements that must be met if we consolidate or merge with, or sell all or substantially all of our assets to, another entity.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Additional Notes	From time to time, without the consent of the holders of the notes, we may issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the notes. Any additional debt securities having those similar terms, together with the notes offered hereby, will constitute a single series of debt securities under the indenture.

Use of Proceeds	We intend to use approximately $250.0 million of the net proceeds of this offering to repay our outstanding 3.125% notes due May 2015 and the remainder for general corporate purposes. The foregoing does not constitute a notice of redemption for or an obligation to issue a notice of redemption for our outstanding notes.

Form and Denomination	The notes will be in book-entry form only and registered in the name of a nominee of The Depository Trust Company (“DTC”). The notes will initially be limited to $400.0 million in aggregate principal amount. The notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the notes involves substantial risks. See “Risk Factors” beginning on page S-8 for a description of certain risks that you should consider before investing in the notes.

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following table presents our summary historical financial and other data as of and for the fiscal years ended September 30, 2014, 2013 and 2012 and as of and for the three months ended December 31, 2014 and 2013. We derived the summary financial data as of and for the fiscal years ended September 30, 2014, 2013 and 2012 from our annual audited consolidated financial statements. The summary financial data as of and for the three months ended December 31, 2014 and 2013 have been derived from our unaudited condensed consolidated financial statements which, in the opinion of management, have been prepared on the same basis as the annual audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods presented. You should read this data along with our consolidated financial statements and the related notes incorporated in this prospectus supplement by reference and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated in this prospectus supplement by reference. See “Incorporation by Reference.” The results of interim periods are not necessarily indicative of results that may be expected for the full year.

	As of and for the Three Months Ended December 31,		As of and for the Year Ended September 30,
	2014	2013	2014	2013	2012
Summary of Operations (in millions)
Operating revenues	$2,064.3	$2,109.5	$8,491.4	$7,985.0	$7,101.0
Operating income	782.0	813.1	3,221.2	2,921.3	2,515.2
Operating margin	37.9%	38.5%	37.9%	36.6%	35.4%
Net income attributable to Franklin Resources, Inc.	566.4	603.8	2,384.3	2,150.2	1,931.4
Financial Data (at period end) (in millions)
Total assets	$16,296.8	$15,909.3	$16,357.1	$15,390.3	$14,751.5
Cash and cash equivalents(1)	7,758.0	6,552.2	7,476.8	6,186.0	5,784.3
Debt(1)	1,198.3	1,197.8	1,198.2	1,197.7	1,566.1
Franklin Resources, Inc. stockholders’ equity	11,555.8	10,507.1	11,584.1	10,073.1	9,201.3
Operating cash flows	572.4	324.7	2,138.0	2,035.7	1,066.2
Assets Under Management (in billions)
Ending	$880.1	$879.1	$898.0	$844.7	$749.9
Average	894.1	865.9	887.9	808.2	705.7
Net new flows	(3.5)	—	(4.6)	24.3	(2.3)
Net flows	11.6	9.7	17.0	45.6	16.1
Per Common Share(2)
Earnings
Basic	$0.91	$0.96	$3.79	$3.37	$2.99
Diluted	0.91	0.96	3.79	3.37	2.98
Cash dividends	0.65	0.12	0.48	1.39	1.03
Employee Headcount	9,368	9,065	9,266	9,002	8,558

(1)	Excludes balances of consolidated sponsored investment products and variable interest entities.
(2)	All per share amounts have been adjusted retroactively to reflect the three-for-one split of common stock distributed to common stockholders in the form of a stock dividend in July 2013.

RISK FACTORS

You should carefully consider the following risks and the specific risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, our subsequent Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, which are incorporated herein by reference, before making an investment decision.

Risks Related to the Notes

Our holding company structure results in structural subordination of our debt and may affect our ability to make payments on notes.

The notes are obligations exclusively of Franklin Resources, Inc. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions, including regulatory capital requirements. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, and to that subsidiary’s preferred stockholders, if any. The notes do not restrict the ability of our subsidiaries to incur additional indebtedness or issue preferred stock. In addition, the notes are unsecured. Thus, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The notes are unsecured.

The notes are unsecured. The indenture for the notes does not restrict our ability to incur additional indebtedness, including secured indebtedness generally. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding involving us.

We may issue additional notes.

Under the terms of the indenture, we may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects, and the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes.

The notes do not restrict our ability to incur additional debt or to take other actions that could negatively affect holders of the notes.

We are not restricted under the terms of the notes from incurring additional unsecured indebtedness, including other senior indebtedness and while the covenants applicable to the notes restrict our ability to incur certain types of secured indebtedness, those restrictions are subject to various important limitations and exceptions. In addition, the limited covenants applicable to the notes do not restrict our ability to pay dividends, issue or repurchase stock or other securities or require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. In addition, the notes will not be subject to redemption or repurchase upon a change of control. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. Although the notes do not contain such financial and other restrictive covenants, future indebtedness could include such covenants. If we incur additional indebtedness or other liabilities, our ability to pay our obligations on our outstanding indebtedness could be adversely affected.

There is no public market for the notes.

We have not applied and do not intend to apply for listing of the notes on any securities exchange or automated quotation system. As a result, we can give no assurances concerning the liquidity of any market that may develop for the notes offered hereby, your ability to sell the notes, or the price at which you would be able to sell them. If a market for the notes does not develop, you may be unable to resell the notes for an extended period of time, if at all. If a market for the notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. Consequently, you may not be able to liquidate your investment readily, and lenders may not readily accept the notes as collateral for loans.

The market price of the notes may be volatile.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including our financial performance, the amount of indebtedness we and our subsidiaries have outstanding, market interest rates, the market for similar securities, competition and general economic conditions. The capital and credit markets continue to experience volatility and disruption worldwide.

As a result of these factors, you may only be able to sell your notes at a price below that you believe to be appropriate, including a price below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell, or hold the notes. The ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the notes will be approximately $395.8 million, after deducting the underwriting discount and the other expenses of the offering payable by us. We intend to use approximately $250.0 million of the net proceeds of this offering to repay our outstanding 3.125% notes due May 2015 and the remainder for general corporate purposes. The foregoing does not constitute a notice of redemption for or an obligation to issue a notice of redemption for our outstanding notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of adjusted earnings to fixed charges for each of the periods indicated:

	Three Months Ended December 31, 2014	Year Ended September 30,
		2014	2013	2012	2011	2010
Ratio of adjusted earnings to fixed charges(a)	52.5x	53.0x	44.6x	39.4x	36.2x	52.6x

(a)	For purposes of calculating the ratio of adjusted earnings to fixed charges, adjusted earnings consist of income before taxes and fixed charges, excluding equity in income of investees, noncontrolling interests of consolidated subsidiaries and capitalized interest, and including dividends received from equity-method investees. Fixed charges consist of interest expense which includes an interest factor on rent calculated as one-third of rental expense (the approximate portion of rental expense representing interest).

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2014:

•	on an actual basis; and

•	as adjusted to reflect the sale of the notes in this offering and the application of the proceeds as described under “Use of Proceeds.”

The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited consolidated financial statements and the related notes thereto contained in our quarterly report on Form 10-Q for the fiscal quarter ended on December 31, 2014 filed with the SEC and incorporated by reference in this prospectus supplement.

	As of December 31, 2014
	Actual	As Adjusted
	(in millions, except share and per share data) (unaudited)
Cash and cash equivalents(1)	$7,758.0	$7,903.8
Debt:(1)
2015 notes	250.0	—
2017 notes	299.1	299.1
2020 notes	349.8	349.8
2022 notes	299.4	299.4
Notes offered hereby(2)	—	399.3
Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.10 par value, 1,000,000,000 shares authorized; 622,426,648 issued and outstanding	62.2	62.2
Retained earnings	11,672.0	11,672.0
Accumulated other comprehensive loss	(178.4)	(178.4)

Total Franklin Resources, Inc. stockholders’ equity	11,555.8	11,555.8

Total capitalization	$12,754.1	$12,903.4

(1)	Excludes balances of consolidated sponsored investment products and variable interest entities.
(2)	Net of original issue discount.

DESCRIPTION OF THE NOTES

Set forth below is a description of the specific terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus under the caption “Description of Debt Securities”. In addition to reading the description of debt securities in the base prospectus and the description of the notes in this prospectus supplement, you should also read the indenture, as supplemented, under which the notes are to be issued. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. Copies of the indenture may be obtained from us. If the description of the notes in this prospectus supplement differs from the description of debt securities in the base prospectus, the description of the notes in this prospectus supplement supersedes the description of debt securities in the base prospectus. When we refer in this section, to “Franklin Resources”, “we”, “us”, “our” “our company” or “the company”, we are referring only to Franklin Resources, Inc. and not to its direct or indirect subsidiaries.

General

The notes will initially be limited to $400,000,000 in aggregate principal amount. The notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on March 30, 2025.

The notes will be issued as a series of debt securities under the indenture referred to in the accompanying base prospectus. The indenture does not limit the amount of other debt that we may incur. We may, from time to time, without the consent of the holders of the notes, issue other debt securities under the indenture in addition to the $400,000,000 aggregate principal amount of the notes. We may also, from time to time, without the consent of the holders of the notes issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the notes. Any additional debt securities having those similar terms, together with the previously issued notes will constitute a single series of debt securities under the indenture.

The notes will bear interest at the annual rate of 2.850%. Interest on the notes will be payable semi-annually in arrears on March 30 and September 30 of each year, commencing September 30, 2015, to the persons in whose names the notes are registered at the close of business on the immediately preceding March 15 and September 15, respectively, subject to certain exceptions. The amount of interest payable on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or the maturity date of the notes is not a business day, then the related payment of interest and/or principal on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay.

The notes will be unsecured and unsubordinated obligations of Franklin Resources and will rank equal in right of payment to all our other unsubordinated indebtedness.

The notes do not provide for any sinking fund.

Optional Redemption of Notes

The notes will be redeemable as a whole or in part, at our option at any time, at a redemption price, equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes of the applicable series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their respective affiliates which are primary U.S. government securities dealers, and two other primary U.S. government securities dealers selected by us, and each of their respective successors that are primary U.S. government securities dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be given by us or, at our request, by the trustee in our name and at our expense at least 30 days but not more than 60 days before the redemption date to each holder of the notes. On or before a redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected pro rata or by lot and in accordance with the applicable depository procedures.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Ranking

The notes are our obligations exclusively, and are not obligations of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments due to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. None of the notes restrict the ability of our subsidiaries to incur additional indebtedness. In addition, the notes are unsecured. Thus, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Limitations on Liens

The indenture will provide that Franklin Resources will not, and will not cause or permit any Included Subsidiary to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage or other lien on any Voting Stock or profit participating equity interests of our Included Subsidiaries or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of our Included Subsidiaries and becomes an Included Subsidiary, without providing that the notes (together with, if we shall so determine, any other indebtedness of, or guarantee by, us ranking equally with the notes and existing as of the closing of the offering of the notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage or other lien on the Voting Stock or profit participating equity interests of our Included Subsidiaries. This covenant will not apply to (a) liens existing at the time an entity becomes a Subsidiary of Franklin Resources or is merged into Franklin Resources or a subsidiary of Franklin Resources, (b) statutory liens, liens granted to comply with regulatory requirements, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) liens on any Voting Stock or profit participating equity interests of any Subsidiary of Franklin Resources that is acquired after the date of issuance of the notes to secure or provide for the payment of the purchase price or acquisition cost thereof, (d) liens in favor of Franklin Resources or any subsidiary, (e) liens in existence on the date of issuance of the notes, (f) liens (not otherwise permitted under this covenant) which secure obligations in an aggregate amount at any one time outstanding not exceeding 10% of the Consolidated Net Worth, measured at the time of the creation, incurrence or assumption of any such lien and based upon the Consolidated Net Worth as at the end of the most recently completed fiscal quarter of Franklin Resources for which financial statements are publicly available, and (g) any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a), (c) and (e) that is secured by the same collateral that originally secured the lien.

“Consolidated Net Worth” means, at a particular date, all amounts which would be included, under stockholders’ equity, on a consolidated balance sheet of Franklin Resources and its Included Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

“Funds” means the collective reference to all investment companies advised by Franklin Resources or any of its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Included Subsidiary” means any Subsidiary of Franklin Resources other than any Real Estate Subsidiary or Trust Company Subsidiary.

“Real Estate Subsidiary” means, at any time any Subsidiary of Franklin Resources principally engaged at such time in the real estate investment and property management business or any Subsidiary of any such Subsidiary.

“Subsidiary” means, as to any person at any time of determination, a corporation, partnership or other entity (other than any Fund or any other investment company or similar investment entity existing under foreign law substantially equivalent to an investment company) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such person.

“Trust Company Subsidiary” means, at any time, Fiduciary Trust Company International, Franklin Templeton Bank and Trust Company, F.S.B. or any other Subsidiary of Franklin Resources principally engaged at such time in providing trust and fiduciary services or any Subsidiary of any such Subsidiary.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

This covenant will not limit our ability or the ability of our Subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the Voting Stock or profit participating equity interests of our Included Subsidiaries.

Events of Default

The notes contain customary events of default, including the non-payment of interest or principal. See “Description of Debt Securities—Events of Default” in the accompanying base prospectus. In addition, in lieu of the events of default set forth in the fifth and sixth bullets of the first paragraph of the section of the accompanying base prospectus entitled “Description of Debt Securities—Events of Default”, the following shall constitute events of default with respect to the notes:

•	certain events of bankruptcy, insolvency or reorganization involving us or any Significant Subsidiary (as defined below), including the entry of any court order or decree related to these events; and

•

acceleration of indebtedness of Franklin Resources or any Significant Subsidiary, or failure to pay any such debt at maturity, in a principal amount in excess of $75 million under the terms of the instrument under which such indebtedness was issued or secured, if such acceleration is not annulled within 30 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture.

“Significant Subsidiary” means any subsidiary that would be a “significant subsidiary” of Franklin Resources within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

Discharge, Legal Defeasance or Covenant Defeasance

We may discharge certain obligations to holders of notes that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee funds or government obligations denominated in U.S. dollars in an amount sufficient to pay the entire indebtedness on such notes with respect to principal (and premium, if any) and interest to the date of such deposit (if such notes have become due and payable) or to the maturity thereof or the date of redemption, as the case may be.

The indenture provides that, subject to certain conditions, we may elect, at any time, to terminate all of our obligations under the notes and the indenture, except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. We refer to this as “legal defeasance.” We may also elect, at any time, to terminate our obligations under the covenants described under, “—Limitations on Liens” and the bankruptcy provisions with respect to Significant Subsidiaries described under “—Events of Default” above. We refer to this as “covenant defeasance.”

In order to exercise our defeasance options with respect to the notes, we must irrevocably deposit in trust for the benefit of the holders of the relevant notes money or certain U.S. government obligations, or both, for the payment of principal of, premium, if any, and interest on the relevant notes to maturity or redemption. We must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred. In the case of a legal defeasance, the opinion must refer to and be based on (a) our receipt from, or the publication by, the U.S. Internal Revenue Service of a ruling, or (b) a change in the applicable U.S. federal income tax law since the date of the indenture.

Modification

The provisions of the indenture relating to amendment and modification described in the section of the accompanying prospectus entitled “Description of Debt Securities—Modification and Waiver” shall apply to the notes, except that references to any requirement for the consent of holders of not less than 66-2/3% in principal amount of the “outstanding debt securities” shall, insofar as they apply to the notes, require the consent of holders of not less than a majority in aggregate principal amount of the outstanding notes.

Book-Entry System; Delivery and Form

The notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, and registered in the name of Cede & Co., DTC’s nominee. We will not issue notes in certificated form. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States, or Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, referred to as Clearstream and Euroclear, if they are participants of those systems, or, indirectly, through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories, which in turn will hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor to DTC or its nominee.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, which we refer to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system also is available to others, such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. We refer to those entities as indirect participants.

Purchases of notes under the DTC system must be made by or through direct participants, who receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, who we refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes will be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or another DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.

Neither DTC, Cede & Co. nor any other DTC nominee will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date.

Redemption proceeds, distributions and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the exchange agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or the exchange agent.

Under such circumstances, in the event that a successor depository is not obtained, certificates representing the affected notes are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository with respect to the notes. In that event, certificates representing the notes will be printed and delivered.

Similar to DTC, Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Euroclear or Clearstream will be credited to the cash accounts of participants in Euroclear or Clearstream, as the case may be, in accordance with their respective procedures, to the extent received by the U.S. depositary for Euroclear or Clearstream.

The information in this section concerning DTC, Euroclear and Clearstream have been obtained from sources that we believe to be reliable, but neither we nor the trustee take any responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositories. Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following DTC settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include “plan assets” under the Plan Asset Regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, (each, a “Plan”) and (d) persons and entities who are fiduciaries with respect to the plans described in (a), (b) and (c) (each, a “Party-in-Interest” under ERISA and “Disqualified Person” under the Code). A Party-in-Interest or Disqualified Person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Thus, a Plan fiduciary considering a purchase of the notes should consider whether such purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, for which no exemption is available.

Section 406 of ERISA and Section 4975 of the Code prohibit certain direct or indirect transactions between Plans and Parties-in-Interest and Disqualified Persons. We and certain of our subsidiaries may be considered Parties-in-Interest or Disqualified Persons with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise if notes are acquired by or with the assets of a Plan with respect to which we are a Party-in-Interest or Disqualified Person, including, for example, a prohibited loan to us. Certain exemptions from the prohibited transaction rules could be applicable, depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.

The acquisition and holding of the notes may be eligible for one of the exemptions noted below if the acquisition:

•

is made solely with the assets of a bank collective investment fund and the acquisition and holding of the notes satisfies the requirements and conditions of Prohibited Transaction Class Exemption (“PTCE”) 91-38 issued by the Department of Labor (“DOL”);

•	is made solely with assets of an insurance company pooled separate account and the acquisition and holding of the notes satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

•	is made solely with assets managed by a qualified professional asset manager and the acquisition and holding of the notes satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

•	is made solely with assets of an insurance company general account and the acquisition and holding of the notes satisfies the requirements and conditions of PTCE 95-60 issued by the DOL;

•	is made solely with assets managed by an in-house asset manager and the acquisition and holding of the notes satisfies the requirements and conditions of PTCE 96-23 issued by the DOL; or

•

is made solely with assets of a Plan and the acquisition and holding of the notes satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (together, the “Service Provider Exemption”).

Governmental plans, foreign and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state, and other federal or non-US laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as similar law.

By purchasing and holding the notes, the purchaser and any fiduciary of the purchaser advising or effecting its purchase and holding of the notes will be deemed to represent and warrant that either (i) it is not, and is not acquiring the notes on behalf of, or with the assets of, a Plan or a governmental, foreign or church plan subject to any similar law or (ii) on each day the purchaser holds the notes, its acquisition, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any similar laws).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

General

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership, sale or other disposition of the notes offered hereby by a Non-U.S. Holder (as defined below) who acquired such notes at original issuance at the price indicated on the cover of this prospectus supplement. This summary is based upon United States federal income tax law as of the date hereof, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., certain former citizens and former long-term residents of the United States, “controlled foreign corporations,” and “passive foreign investment companies”), persons that will hold the notes as a part of a broader transaction, or partnerships (as described below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary is written for investors that will hold the notes offered hereby as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”).

Prospective purchasers of notes are encouraged to consult their own tax advisors concerning the United States federal income, estate and gift tax consequences to them of acquiring, owning and disposing of notes, as well as the application of any state, local and non-U.S. income and other tax laws.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes.

Non-U.S. Holders

The following discussion of the United States federal income and withholding tax considerations of the ownership or disposition of notes by a Non-U.S. Holder assumes that the holder is not engaged in a United States trade or business. For a discussion of certain United States federal income tax considerations for Non-U.S. Holders that are engaged in a United States trade or business, please see the discussion set forth under the heading “—Income Effectively Connected with a United States Trade or Business” below.

Interest.    All payments of interest will be exempt from United States federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and (iii) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% United States federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes.    Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Interest,” a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a United States Trade or Business.    If a Non-U.S. Holder of notes is engaged in a trade or business in the United States, and if interest on the notes, or gain realized on the sale, exchange, retirement or other disposition of the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be subject to regular United States federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a United States person unless such Non-U.S. Holder is eligible for treaty benefits. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN (or appropriate substitute form) described above. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s United States federal income tax liability provided the required information is furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

The Foreign Account Tax Compliance Act, or FATCA

FATCA and existing guidance issued thereunder generally require, in certain circumstances, U.S. federal withholding at a rate of 30% on interest payments in respect of, and, for dispositions occurring on or after January 1, 2017, gross proceeds from the disposition of, notes held by or through certain foreign financial institutions (including investment funds and including in certain instances where such institutions are acting as intermediaries), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest in respect of, and gross proceeds from the sale of, the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to U.S. federal withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$120,000,000
Morgan Stanley & Co. LLC	$120,000,000
Citigroup Global Markets Inc.	$80,000,000
HSBC Securities (USA) Inc.	$26,667,000
J.P. Morgan Securities LLC	$26,667,000
UBS Securities LLC	$26,666,000

Total	$400,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.25% of the principal amount of the notes, on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Franklin Resources
Per note	0.65%

In connection with the offering of the notes, the joint book-running managers on behalf of the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be approximately $863,000.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. The representatives will allocate notes to underwriters that may make Internet distributions on the same basis as other allocations. In addition, notes may be sold by the underwriters to securities dealers who resell notes to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State, except that an offer of the notes to the public in that Relevant Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

France

This offering document has not been submitted to the AMF for prior approval or otherwise.

The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this offering document nor any other offering material relating to the notes has been distributed or caused to be distributed nor may be distributed or caused to be distributed to the public in France, except only (i) to persons licensed to provide the investment service of portfolio management for the account of third parties and/or (ii) to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) acting for their own account and/or (iii) to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) acting for their own.

Such “qualified investors” are notified that they must act for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations. The notes may not be re-transferred, directly or indirectly, in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (i.e., Articles L.411-1, L.411-2, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Italy

The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”), in accordance with Italian securities regulation. Accordingly, the notes may not, and will not, be offered, sold or delivered and copies of this prospectus supplement and the accompanying prospectus or any other document relating to the notes may not, and will not, be distributed in Italy other than:

(i) to qualified investors (investitori qualificati), pursuant to Article 100, paragraph 1, letter a) of Legislative Decree No. 58 of February 24, 1998, as amended (the “Consolidated Financial Act”) and Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”); or

(ii) in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, including, without limitation, as provided under Article 100 of the Consolidated Financial Act and Article 34-ter of the Issuers’ Regulation.

In addition, and subject to the foregoing, any offer, sale or delivery of the notes or distribution of copies of the prospectus supplement, the accompanying prospectus or any other document relating to the notes in Italy under (i) or (ii) above must be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations and, in particular, must be made:

(i) by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of September 1, 1993 (the “Banking Law”), the Consolidated Financial Act, the Issuers’ Regulation and the Intermediaries Regulation, each as amended from time to time;

(ii) in compliance with Article 129 of the Banking Law and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and

(iii) in compliance with any other applicable laws and regulations or requirement that may be, from time to time, imposed by the Bank of Italy, CONSOB or other Italian authority.

This prospectus supplement, the accompanying prospectus, any other document relating to the offering of the notes and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on these documents or their contents.

Article 100-bis of the Consolidated Act affects the transferability of the notes in Italy to the extent that any placing of the notes is made solely with qualified investors and such notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus compliant with the Prospectus Directive has not been published, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to have such purchase declared void and to claim damages from any authorized person at whose premises the notes were purchased, unless one of the exemptions referred to above applies.

Hong Kong

Each underwriter has agreed that:

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”)) other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)) and each underwriter has agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any notes in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (b) to a relevant person pursuant to Section 275(1) or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where any notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Korea

This prospectus should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell our Securities in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus to acquire the Securities under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The Securities have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the Securities may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the Securities may not be resold to any Korean resident unless such

Korean resident as the purchaser of the resold Securities complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold Securities.

Switzerland

This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, has passed upon the validity of the notes on our behalf. Cleary Gottlieb Steen & Hamilton LLP advised the underwriters in connection with the offering of the notes.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell shares of our common stock, shares of our preferred stock, debt securities, warrants or units, together or separately, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities, preferred stock, warrants and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities or property.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “BEN”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the Securities and Exchange Commission, or the SEC, on November 15, 2011, the risk factors described under the caption “Risk Factors” section contained in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced in page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, our shares of common stock, shares of preferred stock, debt securities, warrants or units as described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplements. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information”. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Franklin Resources”, “we”, “us”, “our”, “our company” or “the company” refer to Franklin Resources, Inc., a Delaware corporation and its direct and indirect subsidiaries. However, for purposes of the sections entitled “Description of Debt Securities” and “Description of Capital Stock,” whenever we refer to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the company,” we are referring only to Franklin Resources, Inc. and not to any of its direct or indirect subsidiaries. When used herein, unless the context otherwise makes clear, our “funds” means all of the Franklin®, Templeton®, Mutual Series® and Bissett® mutual funds.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website (www.franklinresources.com). However, the information on our website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement or our SEC filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2011;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2011, March 31, 2012 and June 30, 2012;

•

our Definitive Proxy Statement on Schedule 14A filed on January 24, 2012, as amended, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2011;

•	our Current Reports on Form 8-K filed on December 19, 2011, March 14, 2012 and March 16, 2012; and

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 1-9318), filed on November 6, 1986, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, California 94403

Attention: Corporate Secretary

Telephone: (650) 312-2000

FORWARD-LOOKING INFORMATION

This prospectus and the documents that we incorporate by reference contain certain statements that are, or may be considered to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. We generally indicate these statements by words or phrases such as “may”, “will”, “anticipate”, “estimate”, “plan”, “expect”, “believe”, “intend”, “could”, “should”, “foresee”, “continue” and similar words or phrases. All of these forward-looking statements are subject to risks, uncertainties and assumptions, which we describe under the caption “Risk Factors” or in the documents we incorporate by reference. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. Such statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them. The forward-looking statements included in this prospectus, the applicable prospectus supplement or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

OUR COMPANY

We are a holding company that, together with our various subsidiaries, operates as Franklin Templeton Investments®. We are a global investment management organization committed to delivering strong investment performance for our clients by drawing on the experience and perspective gained throughout our 60-plus years in the investment management business. Franklin is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has elected to be a financial holding company under the Gramm-Leach-Bliley Act.

The company and its predecessors have been engaged in the investment management and related services business since 1947. Franklin was incorporated in Delaware in November 1969 and originated our mutual fund business with the Franklin family of funds. We expanded our business, in part, by acquiring companies engaged in the investment management and/or related services business.

Our principal executive offices are located at One Franklin Parkway, San Mateo, California 94403. Our telephone number is (650) 312-2000.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, the financing of our operations, the repayment or refinancing of outstanding indebtedness and the financing of acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of adjusted earnings to fixed charges for each of the periods indicated:

	Nine Months Ended June 30, 2012	Year Ended September 30,
		2011	2010	2009	2008	2007
Ratio of adjusted earnings to fixed charges(a)	39.3x	36.1x	52.5x	45.8x	42.5x	44.9x

(a)	For purposes of calculating the ratio of adjusted earnings to fixed charges, adjusted earnings consist of income before taxes and fixed charges, excluding equity in income of investees, noncontrolling interests of consolidated subsidiaries and capitalized interest, and including dividends received from equity-method investees. Fixed charges consist of interest expense which includes an interest factor on rent calculated as one-third of rental expense (the approximate portion of rental expense representing interest).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, dated as of May 19, 1994, as amended and supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, referred to as the Trustee. A copy of the indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement.

We are a holding company whose assets consist principally of the stock in our subsidiaries. We are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us or upon the payment of funds to us by those subsidiaries to service our debt obligations. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization or otherwise will be subject to the prior claims of the subsidiary’s creditors, except to the extent that claims as a creditor of the subsidiary may be recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, dividends, loans and advances from certain of our subsidiaries may be restricted by net capital requirements under the Exchange Act and under rules of certain regulatory bodies.

General

The indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The debt securities will be our unsecured obligations. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness we may incur or the amount of other securities we or any of our subsidiaries may issue. The debt securities will rank on a parity with all other unsecured unsubordinated indebtedness.

The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of their aggregate principal amount) at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•

the date or dates from which interest, if any, on the debt securities will accrue or the method or methods, if any, by which the date or dates are to be determined, the interest payment dates, if any, the date or dates on which payment of interest, if any, will commence and the regular record dates for such interest payment dates, if any;

•

the dates, if any, on which and the price or prices at which the debt securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or at the option of the holder, be redeemed by us, and the other detailed terms and provisions of the redemption or purchase;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•

whether the amount of payments of principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which the amounts will be determined;

•

whether we or a holder may elect payment of the principal of, premium or interest, if any, on, and additional amounts, if any, in respect of such debt securities in a currency, currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency, currencies, currency unit or units or composite currency or currencies in which such debt securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which these debt securities are to be so payable;

•	if other than the Trustee, the identity of each security registrar, paying agent and authenticating agent;

•	if applicable, the defeasance of certain obligations by us pertaining to debt securities of the series;

•

the person to whom any interest on any registered debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated by the indenture (the term “interest”, as used in this prospectus, shall include such additional amounts) on such debt securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	any deletions from, modifications of or additions to the events of default or covenants with respect to any of such debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property; and

•	any other terms of the series.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. The term “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement relating to the offering of the debt securities in bearer form.

Unless otherwise indicated in a prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiple thereof and bearer debt securities will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or the exchange.

Unless otherwise described in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and transfer of the debt securities will be registrable, at the corporate trust office of The Bank of New York Mellon Trust Company, N.A., as paying agent and security registrar under the indenture, in The City of New York, New York, provided that payments of interest may be made at our option by check mailed to the address appearing in the security register of the person in whose name such registered debt security is registered at the close of business on the regular record date.

Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the prospectus supplement and as we may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the prospectus supplement, payment of interest and certain additional amounts on debt securities in bearer form will be made only against surrender of the coupon relating to that interest payment date. Except in limited circumstances, no payment with respect to any debt security in bearer form will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities, referred to as global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global debt security may not be transferred except as a whole by the depositary for such global debt security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of bearer global debt securities, will be described in the prospectus supplement relating to that series.

Events of Default

Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 60 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization involving us or any Material Subsidiary (as defined below);

•

acceleration of indebtedness of ours or any Material Subsidiary in a principal amount in excess of $10,000,000 under the terms of the instrument under which such Indebtedness was issued or secured, if such acceleration is not annulled within 30 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.

“Material Subsidiary” means (a) Franklin Advisers, Inc., a California corporation, (b) Franklin/Templeton Distributors, Inc., a New York corporation, (c) Franklin Templeton Investor Services, LLC, a Delaware limited liability company, (d) Templeton Global Advisers Limited (formerly Templeton, Galbraith & Hansberger, Ltd.), a Bahamas corporation, (e) Templeton Investment Counsel, LLC, a Delaware limited liability company, (f) Franklin Mutual Advisers, LLC, a Delaware limited liability company, (g) any other Subsidiary which owns, directly or indirectly, any of the capital stock of any corporation listed in (a) through (f) above or any successor entity and (h) any other Subsidiary with which any corporation listed in (a) through (f) above or any successor entity is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of any corporation listed in (a) through (f) above or any successor entity.

Additional Provisions

The indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee and certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy, unless each of the following has occurred:

•	the holder has previously given to the Trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee;

•	the Trustee has failed to institute such proceeding within 60 days after receipt of such written request; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request.

However, the holder of any debt security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any the payment.

We are required to furnish to the Trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an event or default.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, (i) the portion of the principal amount of an original issue discount security that will be deemed to be outstanding for such purposes will be that portion of the principal amount thereof that could be declared to be due and payable upon acceleration pursuant to the terms of such original issue discount security as of the date of such determination, (ii) the principal amount of any indexed security will be the principal face amount of the indexed security determined on the date of its original issuance and (iii) any debt security owned by us or any other obligor on such debt security or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Modification and Waiver

We and the Trustee may make modifications and amendments of the indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

•	change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, or any premium or rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or the its amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder;

•

change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.

We and the Trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

•	to add events of default;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer debt securities;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•

to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

•

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

•	to secure the debt securities; and

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.

Governing Law

The indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Concerning the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A. We and certain of our subsidiaries maintain banking relationships with the Trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series from time to time by resolution of our board of directors.

As of September 13, 2012, we had 212,193,872 shares of common stock and no shares of preferred stock issued and outstanding. Our common stock is listed on the New York Stock Exchange.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of any other class or series of our preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as our board of directors may provide in the future with respect to any class or series of our preferred stock that it may authorize in the future. Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.

Our board of directors has the authority to issue shares of preferred stock by resolution in one or more series of equal rank with such different series, designations, preferences and other relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including the number of shares in each series, preferences upon liquidation or dissolution, dividend and conversion rights and rates, and redemption provisions of the shares constituting any class or series, without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both.

The transfer agent, registrar and dividend disbursing agent for our common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or other types of securities that may be offered.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2011 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$400,000,000

2.850% Notes due 2025

Franklin Resources, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Citigroup

Co-Managers

HSBC	J.P. Morgan	UBS Investment Bank

March 25, 2015